UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 22, 2005
DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark San Francisco, California	94105

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 247-3000
N/A

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01     Entry into a Material Definitive Agreement.
On December 22, 2005, Del Monte Corporation, the wholly-owned subsidiary of Del Monte Foods Company, entered into a Severance Agreement and Release of All Claims with executive officer Donald J. Binotto regarding the termination of Mr. Binotto’s employment (“Binotto Severance Agreement”). Mr. Binotto’s employment was terminated by the Company without cause effective December 22, 2005. The Binotto Employment Agreement provides for the payment of certain benefits to Mr. Binotto upon any termination of his employment by the Company without cause. Generally, such benefits include the continuation of Mr. Binotto’s base salary, target bonus, perquisite allowance, and health and welfare benefits (excluding disability plan benefits) for the eighteen-month period following Mr. Binotto’s termination of employment, as well as a pro-rata target bonus payment, pro-rata vesting of outstanding equity awards and outplacement services. The Binotto Employment Agreement also provided that the continuation of perquisite and health and welfare benefits would only be for the lesser of eighteen months or the date upon which Mr. Binotto was covered by comparable programs of a subsequent employer.
In order to comply with the new deferred compensation legislation under the American Jobs Creation Act of 2004 and Internal Revenue Code Section 409A and the guidance and proposed regulations issued by the Internal Revenue Service thereunder (“Act”), certain adjustments were made to the payment structure of the severance arrangement described in the Binotto Employment Agreement for termination by the Company without cause. These adjustments include (1) termination of Mr. Binotto’s entitlement to severance benefits under the Binotto Employment Agreement, and (2) a lump sum payment of cash severance benefits on or before December 31, 2005 in an amount equal to eighteen months base salary, target bonus, and perquisite allowance, less the premium costs to continue Binotto’s health and welfare benefits for eighteen months, and a pro-rata payment of Mr. Binotto’s target bonus as of his termination date. The remaining severance benefits under the Binotto Employment Agreement were not changed. The Binotto Severance Agreement is intended to evidence good faith compliance with the Act and to provide substantially the same severance benefits afforded by the Binotto Employment Agreement.
The foregoing summary of the material provisions of the Severance Agreement with Mr. Binotto does not purport to be complete and is qualified in its entirety by reference to the Severance Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01     Financial Statements and Exhibits.
(c)  Exhibits.
     The following exhibits are filed with this report on Form 8-K.

Exhibit	Description

10.1	Severance Agreement and Release of All Claims between Donald J. Binotto and Del Monte Corporation dated December 22, 2005**

     **     Indicates a management contract or compensatory plan or arrangement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: December 22, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

EXHIBIT INDEX

Exhibit	Description

10.1	Severance Agreement and Release of All Claims between Donald J. Binotto and Del Monte Corporation dated December 22, 2005**

     **     Indicates a management contract or compensatory plan or arrangement.

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